Morgan Stanley 21st Century Trend Fund
Item 77(o) 10f-3 Transactions
January 1, 2001 - June 30, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Adelphia
Communications

01/18/01

$44.75

8,200

0.078%

$760,750,000

0.048%
Salomon Smith
Barney
Agere Systems
03/27/01
$6.00
18,600
0.003%
$360,000,000
0.031%
Bear Stearns
Inditex
05/23/01
$17.16
12,900
0.060%
$2,426,531,667
0.009%
Lehman Brothers
Peabody Energy
05/21/01
$28.00
8,700
0.066%
$420,000,000
0.058%
Lehman Brothers
Riverstone
02/22/01
$12.00
1,500
0.004%
$120,000,000
0.015%
First Albany
Tellium Inc.
05/17/01
$15.00
5,800
0.024%
$135,000,000
0.064%
Lehman Brothers
Willis Group
Holdings

05/17/01

$13.50

18,600

0.070%

$270,000,000

0.093%
Salomon Smith
Barney
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